Exhibit 99.(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 79 to the Registration Statement (Form N-1A, No 033-23166) of Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our report, dated February 20, 2009, on the Active International Allocation Portfolio, Emerging Markets Portfolio, Global Franchise Portfolio, Global Real Estate Portfolio, Global Value Equity Portfolio, International Equity Portfolio, International Growth Active Extension Portfolio, International Growth Equity Portfolio, Capital Growth Portfolio, International Real Estate Portfolio, International Small Cap Portfolio, Focus Growth Portfolio, Large Cap Relative Value Portfolio, Small Company Growth Portfolio, U.S. Real Estate Portfolio, Emerging Markets Debt Portfolio, and U.S. Small/Mid Cap Value Portfolio (the seventeen portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 24, 2009